UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
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76 South Main Street Akron, Ohio 44308

Rhonda S. Ferguson

Vice President & Corporate Secretary

May 3, 2016

Dear FirstEnergy Shareholder:

On April 1, 2016, we provided you with an update to our definitive proxy statement (later referred to as the Proxy Statement) for the 2016 Annual Meeting of Shareholders to be held on May 17, 2016 (later referred to as the Annual Meeting). Our update discussed the Public Utilities Commission of Ohio’s (later referred to as the PUCO) approval, with certain modifications, of our Ohio Companies’ (as defined below) comprehensive settlement in support of their Powering Ohio’s Progress Electric Security Plan IV (later referred to as the ESP IV). The ESP IV contemplated a retail rate stability mechanism, which included as one component the costs resulting from an eight-year Purchase Power Agreement (later referred to as the PPA) by and between FirstEnergy Solutions Corp. (later referred to as FES), and its affiliates Ohio Edison Company (later referred to as OE), The Cleveland Electric Illuminating Company (later referred to as CEI), and The Toledo Edison Company (later referred to as TE and together with OE and CEI, the Ohio Companies) that was entered into on April 1, 2016.

We write to provide you with further updates regarding the ESP IV and the previously disclosed Federal Energy Regulatory Commission (later referred to as FERC) challenge. You should read these updates in conjunction with our Proxy Statement, additional definitive material and other Securities and Exchange Commission filings.

On April 27, 2016, FERC issued an Order (later referred to as the FERC Order) that, among other things, rescinded a previously granted affiliate waiver between FES and the Ohio Companies as it applies to the PPA, precluding its implementation on June 1, 2016. The FERC Order requires FES to submit the PPA to FERC for its review and approval prior to transacting with the Ohio Companies under the PPA. Your Company is currently developing its response to FERC which is due by May 27, 2016.

On May 2, 2016, the Ohio Companies filed an Application for Rehearing and testimony supporting a modified retail rate stability mechanism with the PUCO relating to the ESP IV. Your Company’s rehearing request seeks to allow the Ohio Companies to use the modified retail rate stability mechanism to protect customers against long-term price increases and volatility by applying credits or charges to monthly electric bills, without a PPA between FES and the Ohio Companies.

*                *                 *

Your Board of Directors unanimously recommends that you vote “FOR” Items 1 through 5:

•	Elect the 14 director nominees named in the proxy statement (Item 1)
•	Ratify the appointment of our independent registered public accounting firm for 2016 (Item 2)
•	Advisory vote to approve named executive officer compensation, also known as “Say-on-Pay” (Item 3)
•	Approve a management proposal to amend FirstEnergy Corp.’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances (Item 4)
•	Approve a management proposal to amend FirstEnergy Corp.’s Amended Code of Regulations to implement proxy access (Item 5)

At our 2013 annual meeting, 97 percent of our shareholders who voted (For/Against, or 73 percent of the voting power (outstanding)) supported our simple majority voting proposal that retained Board discretion to raise the voting requirements under certain circumstances. During our recent shareholder outreach and in response to the 2015 shareholder proposal that received approximately 69 percent (For/Against) shareholder support, we conducted outreach to a cross-section of shareholders owning approximately 56 percent of our outstanding shares. As part of this outreach, we discussed the possibility of amending our governing documents similar to that presented at our 2013 annual meeting and again received support for this approach. Your Board cannot unilaterally adopt simple majority voting because a shareholder vote of 80 percent of the voting power of the Company is necessary under our governing documents.

In addition, your Board of Directors unanimously recommends that you vote “AGAINST” the four shareholder proposals (Items 6 through 9) that appear on this year’s agenda. A full explanation of our position on each of these items is available in the proxy statement for the Annual Meeting of Shareholders which can be found at www.firstenergycorp.com/financialreports.

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible via the Internet, by telephone or by returning the proxy card/voting instruction form. If you have already voted, you may revoke your appointment of a proxy or change your related voting instructions one or more times by (i) mailing a proxy card that revises your previous appointment and voting instructions; (ii) voting by Internet or telephone after the date of your previous appointment and voting instructions; (iii) voting in person at the Annual Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or (iv) notifying our Corporate Secretary in writing prior to the commencement of the Annual Meeting. The proxy tabulator will treat the last instructions it receives from you as final. If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker or other nominee in order to change your vote.

Very truly yours,

IMPORTANT INFORMATION

FirstEnergy Corp. (FirstEnergy) filed a definitive proxy statement in connection with its 2016 Annual Meeting of Shareholders with the Securities and Exchange Commission on April 1, 2016. FIRSTENERGY SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders are able to obtain additional copies of FirstEnergy’s definitive proxy statement, this letter and any other documents filed by FirstEnergy with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of FirstEnergy’s definitive proxy statement are also available for free at FirstEnergy’s Internet website at www.firstenergycorp.com/financialreports or by writing to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this letter are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations, including regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “goal,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are qualified by, and should be read together with, the risk factors included in (a) Item 1A Risk Factors and Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K and (b) other factors discussed in our other filings with the Securities and Exchange Commission. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.